Exhibit 99.1
FOR IMMEDIATE RELEASE
Moldflow investor contact:
Dawn Soucier
Dawn_Soucier@moldflow.com
508-358-5848
MOLDFLOW CORPORATION ANNOUNCES AGREEMENT TO SELL
MOLDFLOW MANUFACTURING SOLUTIONS DIVISION TO HUSKY
INJECTION MOLDING SYSTEMS LTD.
FRAMINGHAM, MA — June 25, 2007 - Moldflow Corporation (NASDAQ: MFLO), today announced that it has signed an asset purchase agreement pursuant to which it will sell substantially all of the assets related to its Manufacturing Solutions division to Husky Injection Molding Systems Ltd. (TSX: HKY) located in Bolton, Ontario, Canada. The sale, which is expected to be completed during the fourth quarter of fiscal 2007, is for $7.0 million and the assumption of certain liabilities by Husky, and is subject to certain closing conditions.
On the sale of the Manufacturing Solutions division, Roland Thomas, Moldflow’s President and CEO, said “We are pleased to announce the agreement between Husky and Moldflow. When we announced that the company was holding the Manufacturing Solutions division for sale, it was our intention to find a buyer with a suitable infrastructure to sell and support our Manufacturing Solutions products globally. Both Moldflow and Husky share a common belief regarding the importance of providing products and services that link the product design and manufacturing processes. We believe that Husky is the right company to provide products that fit that common vision, as well as provide the high level of service and support that Moldflow’s customers have come to expect.”
“This acquisition brings to Husky an experienced team, a wealth of technology expertise and a highly complementary set of innovative products. As a result, we will offer our customers greater value and continue growing this strategic area of our business,” said Keith Carlton, Husky’s Vice President of Hot Runners and Molds.
Under the agreement, Husky will acquire substantially all of the assets of the Manufacturing Solutions division, including the Altanium®, Shotscope® and Celltrack™ product lines. The Moldflow Plastics Xpert® (MPX®) software product will be retained by Moldflow.
About Moldflow Corporation
Moldflow (NASDAQ: MFLO) is the leading global provider of design analysis solutions for the plastics injection molding industry. Moldflow’s products and services allow companies to address part and mold design issues at the earliest stage and maximize productivity and profitability on the manufacturing floor. Visit www.moldflow.com for more information.

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Note to editors: Moldflow is a registered trademark of Moldflow Corporation or its subsidiaries worldwide. All other trademarks are properties of their respective holders.
Cautionary Statement Regarding Forward-Looking Information
Pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, the Company notes that any statements contained in this press release that are not historical facts are forward looking statements. Such forward looking statements include, but are not limited to, those regarding Moldflow’s or management’s intentions, hopes, beliefs, expectations, projections or plans for the future and statements regarding the sale of the Moldflow Manufacturing Solutions division. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include: (i) that the terms of the Agreement may be modified prior to the closing of the transaction, and (ii) that the transaction may not close in the time period expected, or at all, as well as other risks and uncertainties detailed from time to time in reports filed by Moldflow with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 as well as its subsequent quarterly and annual filings. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this press release to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this press release.